UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2017

INC RESEARCH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36730	27-3403111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Beechleaf Court, Suite 600 Raleigh, North Carolina	27604-1547
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

In connection with the merger described in Item 2.01 of INC Research Holdings, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2017 (the “Merger”), and the merger described in Item 8.01 below, the Company entered into that certain Second Supplemental Indenture, dated as of August 7, 2017 (the “Supplemental Indenture”), by and among the Company, as issuer, INC Research, LLC, Kendle Americas Investment Inc., and Kendle Americas Management Inc. (the “New Guarantors”), as guaranteeing subsidiaries, inVentiv Health, Inc. and inVentiv Health Clinical, Inc. (the “Co-Issuers”), as co-issuers, the existing guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”). Pursuant to the Supplemental Indenture, the Company assumed the obligations of inVentiv Group Holdings, Inc. (“IVGH”) under, and the New Guarantors agreed to guarantee the Company’s obligations under, that certain Indenture, dated as of October 14, 2016 (as amended from time to time, the “Indenture”), by and between Double Eagle Acquisition Sub, Inc. (“Double Eagle”), as issuer, the guarantors party thereto and the Trustee, and the notes issued thereunder. Pursuant to the Indenture, Double Eagle had issued $675 million of its 7.500% Senior Notes due 2024. IVGH had assumed the obligations of Double Eagle pursuant to that certain First Supplemental Indenture, dated as of November 9, 2016, among IVGH, the Co-Issuers, the guarantors party thereto and the Trustee. As of August 7, 2017, the aggregate principal amount outstanding under the Indenture was $405 million.

Item 8.01 Other Events

On August 7, 2017, in connection with the Merger, the Company completed an internal reorganization involving the Company and IVGH, a wholly owned subsidiary of the Company, as a result of which IVGH was merged with and into the Company, with the Company as the surviving corporation in the merger.

The internal reorganization was effected through the filing of a Certificate of Ownership and Merger pursuant to Section 253 of the General Corporation Law of the State of Delaware by the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Second Supplemental Indenture, dated as of August 7, 2017, by and among the Company, as issuer, INC Research, LLC, Kendle Americas Investment Inc., and Kendle Americas Management Inc., as guaranteeing subsidiaries, inVentiv Health, Inc. and inVentiv Health Clinical, Inc., as co-issuers, the existing guarantors party thereto and Wilmington Trust, National Association, as trustee.

10.2	Indenture, dated as of October 14, 2016, by and between Double Eagle Acquisition Sub, Inc., as issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INC RESEARCH HOLDINGS, INC.

By	/s/ Gregory S. Rush
Name:	Gregory S. Rush
Title:	Executive Vice President and
Chief Financial Officer

Date: August 9, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Supplemental Indenture, dated as of August 7, 2017, by and among the Company, as issuer, INC Research, LLC, Kendle Americas Investment Inc., and Kendle Americas Management Inc., as guaranteeing subsidiaries, inVentiv Health, Inc. and inVentiv Health Clinical, Inc., as co-issuers, the existing guarantors party thereto and Wilmington Trust, National Association, as trustee.

10.2	Indenture, dated as of October 14, 2016, by and between Double Eagle Acquisition Sub, Inc., as issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee.